UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 16, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854
(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118
(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On November 22, 2006, Hines Interests Limited Partnership (“Hines”), the sponsor of Hines REIT, issued a press release relating to the acquisition of Riverfront Plaza by Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”). A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01. Other Events.
     On November 16, 2006, an indirect subsidiary of the Core Fund acquired Riverfront Plaza, an office property located at 901 and 951 East Byrd Street in downtown Richmond, Virginia from Commerz Grundbesitz-Investmentgesellschaft mbH. The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. As a result of this acquisition, the Core Fund now indirectly holds interests in a portfolio of 15 office properties. The Core Fund is an affiliate of Hines, the sponsor of Hines REIT, and of Jeffrey C. Hines, Chairman of Hines REIT’s Board of Directors. The Operating Partnership owned a 32.8% interest in the Core Fund as of the date of this acquisition.
     Riverfront Plaza consists of two 21-story office buildings constructed in 1990. The buildings contain approximately 950,475 square feet of rentable area and are approximately 99% leased. Wachovia Securities, an investment banking firm, leases 352,196 square feet, or approximately 37% of the property’s rentable area, under a lease that expires in June 2013 and provides options to renew for two five-year terms. Hunton & Williams, a law firm, leases 305,837 square feet, or approximately 32% of the property’s rentable area, under a lease that expires in June 2015 and provides options to renew for four five-year terms. No other tenant leases more than 10% of the property’s rentable area.
     The contract purchase price for Riverfront Plaza was $277.5 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded by borrowings under a revolving credit facility with KeyBank National Association (“Key Bank”) held by an indirect subsidiary of the Core Fund and a $135.9 million mortgage loan from Metropolitan Life Insurance Company assumed in connection with the acquisition. The mortgage loan bears interest at a fixed rate of 5.2% per annum, matures on June 1, 2012, and is secured by Riverfront Plaza. The loan documents contain customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to the Core Fund or to Hines REIT. Management expects that borrowings under the revolving credit facility with KeyBank will be repaid with capital contributions from investors in the Core Fund and one of its subsidiaries.
     Hines will serve as the property manager and will provide services in connection with the leasing, operation and management of Riverfront Plaza.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Exhibit Table

99.1	Press Release of Hines Interests Limited Partnership dated November 22, 2006

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
November 21, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer